Exhibit 4.1.3




                           CINGULAR WIRELESS LLC,

                         CINGULAR WIRELESS II, LLC,

                    NEW CINGULAR WIRELESS SERVICES, INC.

                                    AND

              J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                             Successor Trustee



                               --------------


                        THIRD SUPPLEMENTAL INDENTURE

                         Dated as of March 4, 2005


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        THIRD SUPPLEMENT TO INDENTURE DATED AS OF DECEMBER 12, 2001







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     THIRD SUPPLEMENTAL INDENTURE, dated as of March 4, 2005 (this "Third
Supplemental Indenture"), by and among Cingular Wireless LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 5565 Glenridge Connector, Atlanta, Georgia 30342, Cingular Wireless II, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware ("Cingular Wireless II"), having its principal office at 5565 Glenridge Connector, Atlanta, Georgia 30342, New Cingular Wireless Services, Inc., a Delaware corporation ("New Cingular Wireless") (Cingular Wireless II and New Cingular Wireless, each a "Co-Obligor," and together the "Co-Obligors"), having its principal office at 5565 Glenridge Connector, Atlanta, Georgia 30342, and J.P. Morgan Trust Company, National Association, a national banking association, as successor Trustee to Bank One Trust Company, N.A. (the "Trustee").

                                  RECITALS

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of December 12, 2001 (as supplemented and amended by a First Supplemental Indenture and a Second Supplemental Indenture, the "Indenture"), pursuant to which the Company has issued its 5.625% Senior Notes due 2006 (the "2006 Notes"), its 6.50% Senior Notes due 2011 (the "2011 Notes") and its 7.125% Senior Notes due 2031 (the "2031 Notes"), and which provides for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (together with the 2006 Notes, the 2011 Notes and the 2031 Notes, the "Securities"), to be issued in one or more series as in the Indenture provided;

     WHEREAS, the Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture, (ii) Officers' Certificates on behalf of the Company, Cingular Wireless II and New Cingular Wireless certifying that Board Resolutions authorizing this Third Supplemental Indenture have been duly adopted and are in full force and effect and that this Third Supplemental Indenture complies with the requirements of the Indenture, and (iii) a copy of such Board Resolutions pursuant to which this Third Supplemental Indenture has been authorized; and

     WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, each Co-Obligor and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                 ARTICLE I
                                DEFINITIONS

Section 1.1    Definitions.

     For all purposes of this Third Supplemental Indenture, except as otherwise stated herein, capitalized terms used herein but not otherwise defined in this Third Supplemental Indenture shall have the respective meanings assigned to them in the Indenture. Each reference to "herein," "hereof" and "hereunder" and other words of similar import contained in the Indenture shall, after this Third Supplemental Indenture becomes effective, refer to the Indenture as supplemented hereby.

                                ARTICLE II
                                 AMENDMENT

Section 2.1    Amendment of Introductory Paragraph.

     The first paragraph of the Indenture immediately preceding the first recital is hereby amended by deleting it and restating it in its entirety as follows:

     "INDENTURE, dated as of December 12, 2001, between Cingular Wireless LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 5565 Glenridge Connector, Atlanta, Georgia 30342, Cingular Wireless II, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware ("Cingular Wireless II"), having its principal offices at 5565 Glenridge Connector, Atlanta, Georgia 30342, New Cingular Wireless Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("New Cingular Wireless") (Cingular Wireless II and New Cingular Wireless, each a "Co-Obligor," and together, the "Co-Obligors"), having its principal offices at 5565 Glenridge Connector, Atlanta, Georgia 30342, and J.P. Morgan Trust Company, National Association, a national banking association, as successor Trustee to Bank One Trust Company, N.A. (herein called the "Trustee")."

Section 2.2    Amendment of First Recital.

     The first recital of the Indenture is hereby amended by deleting and restating it in its entirety as follows:

     "The Company, through its Manager, has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as provided in this Indenture."

Section 2.3    Amendment of Certain Definitions.

     Section 101 of the Indenture is hereby amended as follows:

     (a) by deleting the definition of "Co-Obligor" and restating it in its entirety as follows:

     " "Co-Obligor" means each of the Persons named as a "Co-Obligor" in the first paragraph of this instrument, and such Person, if any, that shall have become the successor to any such Person pursuant to the applicable provisions of this Indenture, whereupon the term "Co-Obligor" with respect to such original Co-Obligor shall mean such successor Person.";

     (b) by deleting the definition of "Co-Obligation" and restating it in its entirety as the following:

     " "Co-Obligation" means the obligations of the Co-Obligors pursuant to
     Section 311(a) hereunder."; and

     (c) by deleting the definition of "Manager" and restating it in its entirety as the following:

     " "Manager" means (i) with respect to the Company and Cingular Wireless II, (x) Cingular Wireless Corporation, a Delaware corporation ("Cingular Wireless Corporation"), and its successors or any successor that serves as manager of the Company and Cingular Wireless II for so long as such Person or its successors shall serve as manager for both the Company and Cingular Wireless II or (y) at any time when such Person shall cease to serve as manager for either the Company or Cingular Wireless II, the manager of the Company and the manager of Cingular Wireless II, as applicable; and (ii) with respect to New Cingular Wireless, such Affiliate of New Cingular Wireless as designated by New Cingular Wireless from time to time to act as its sole agent with respect to all matters relating to this Indenture, which Affiliate shall be Cingular Wireless Corporation until such time as the board of directors of New Cingular Wireless shall have notified the Trustee of the appointment of another Affiliate. References to the "Manager" herein shall be to the Manager in its capacity as manager of the Company, its capacity as manager of Cingular Wireless II and its capacity to act as sole agent on behalf of New Cingular Wireless for purposes of this Indenture; provided, however, that in the event that such Person shall cease (A) to serve as manager for either the Company or Cingular Wireless II, or (B) to be authorized to act on behalf of New Cingular Wireless for purposes of this Indenture, then references herein to the "Manager" shall be deemed to be read as each of the applicable manager of the Company and Cingular Wireless II and any other Person authorized to act as sole agent on behalf of New Cingular Wireless for purposes of this Indenture."

Section 2.4    Amendment of Section 105 of the Indenture.

     Section 105(2) of the Indenture is hereby amended by replacing the phrase "or the Co-Obligor" which immediately follows the phrase "the Company", with the phrase "or any Co-Obligor".

Section 2.5    Amendment of Section 311 of the Indenture.

     Section 311 of the Indenture is hereby amended by deleting it and restating it in its entirety as follows:

     "Section 311. Co-Obligation.

     (a) Each of the Co-Obligors hereby fully, unconditionally and irrevocably assumes and agrees to perform and discharge, jointly and severally with the Company and any other Co-Obligor, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed. The obligations of each Co-Obligor hereunder are primary and not merely those of a surety. Each Co-Obligor hereby waives diligence, presentment, demand of payment, any right to require a proceeding first against the Company or any other Co-Obligor, protest or notice and all demands whatsoever with respect to the Securities or the indebtedness evidenced thereby, and covenants that the Co-Obligation hereunder will not be discharged as to the Indenture except as contemplated by Section 401 of this Indenture or as to any of the Securities except as contemplated by Article Thirteen of this Indenture and, in each case, and upon the satisfaction of the conditions under such Section or Article by one of the Company or any Co-Obligor. In addition, each Co-Obligor agrees to be bound by, and observe and perform, the terms of this Indenture as if all references herein to the "Company" were to each Co-Obligor and the Company, jointly and severally.

     (b) The Co-Obligation shall be valid and obligatory with respect to any Security that heretofore or hereinafter has been authenticated and delivered hereunder.

     (c) Each Co-Obligor hereby agrees, if requested by the Company, to execute the Co-Obligation substantially to the effect above recited to be endorsed on the Securities of any series authenticated and delivered hereunder. The Company and each Co-Obligor hereby agree, if requested by the Trustee, to execute and deliver to the Trustee for authentication new Securities of any series of Outstanding Securities with such Co-Obligation endorsed thereon (and otherwise identical to the old Securities) together with a Company Order for authentication and delivery of such new Securities, and the Trustee hereby agrees, if requested by the Company, in accordance with the Company Order to authenticate and deliver such new Securities in exchange for Outstanding Securities of such series. Any Co-Obligation endorsed on any Securities shall be executed on behalf of a Co-Obligor by its Manager, if applicable, and may, but need not be, attested by any of the its Manager's officers, which signatures may be manual or facsimile. Any Co-Obligation endorsed on any Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of such Co-Obligor's Manager, as applicable, shall bind such Co-Obligor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Co-Obligation endorsed on such Securities or did not hold such offices at the date of such Securities. In case any individual who shall have signed any Co-Obligation on behalf of a Co-Obligor shall cease to be a proper officer before the Securities on which such Co-Obligation is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the individual who signed such Co-Obligation had not ceased to be a proper officer, and any Co-Obligation may be signed on behalf of a Co-Obligor by such individuals as, at the actual date of the execution of such Co-Obligation, shall be the proper officers of that Co-Obligor, although at the date of such Securities or of the execution of this Indenture any such individual was not such an officer."

                                ARTICLE III
                               MISCELLANEOUS

Section 3.1    Effectiveness.

     The amendments to the Indenture set forth in Article II of this Third Supplemental Indenture shall only become effective upon the execution of this Third Supplemental Indenture in accordance with the requirements of Article Nine of the Indenture.

Section 3.2    Confirmation of Indenture.

     As amended and modified by this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.3    Governing Law.

     This Third Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York without regard to conflicts of law principles thereof.

Section 3.4    Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed all as of the day and year first above written.



CINGULAR WIRELESS LLC

By:  CINGULAR WIRELESS CORPORATION,
as Manager


By   /s/ Sean P. Foley
  -------------------------------------
  Name:  Sean P. Foley
  Title: Vice President, Treasurer and
         Corporate Development

Attest:
By  /s/ Carolyn J. Wilder
  -------------------------------------
  Assistant Secretary


CINGULAR WIRELESS II, LLC

By:  CINGULAR WIRELESS CORPORATION,
as Manager


By   /s/ Sean P. Foley
  -------------------------------------
  Name:  Sean P. Foley
  Title: Vice President, Treasurer and
         Corporate Development

Attest:
By  /s/ Carolyn J. Wilder
  -------------------------------------
  Assistant Secretary



NEW CINGULAR WIRELESS SERVICES, INC.


By   /s/ Sean P. Foley
  -------------------------------------
  Name:  Sean P. Foley
  Title: Vice President, Treasurer and
         Corporate Development

Attest:
By  /s/ Carolyn J. Wilder
  -------------------------------------
  Assistant Secretary

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION as Trustee


By   /s/ Mary Jane Henson
  -------------------------------------
  Name:  Mary Jane Henson
  Title: Vice President

Attest:
By   /s/ Carol Logan
  -------------------------------------
  Carol Logan
  Vice President and Trust Officer